SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14 (a)
                      of the Securities Exchange Act of 1934
                                (Amendment No. [ ])


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant


Check the Appropriate Box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


                             CARDINAL BANCORP, INC.
             ---------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



             --------------------------------------------------
               (Name of Person(s) Filing Proxy Statement if
                       other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No Fee Required

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offseting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             CARDINAL BANCORP, INC.
                              140 EAST MAIN STREET
                       EVERETT, PENNSYLVANIA  15537-0327

                            ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 8, 1997

                            ----------------------


TO THE SHAREHOLDERS OF CARDINAL BANCORP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of CARDINAL BANCORP, INC. (the "Corporation") will be held at 9:30 a.m., prevailing time, on Tuesday, April 8, 1997, at The Arena Restaurant (adjacent to the Quality Inn) , Business Route 220 North at Pennsylvania Turnpike Exit 11, Bedford, Pennsylvania 15522 for the following purposes:

     1. To elect two (2) Class C Directors to serve for a three-year term and until their successors are elected and qualified;

     2. To ratify the selection of S.R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1997; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 3, 1997, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996, is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1995 fiscal year may be obtained at no cost by contacting Merle W. Helsel, President, 140 East Main Street, Everett, Pennsylvania 15537, telephone (814) 652-2131.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                     By Order of the Board of Directors,



                                      Merle W. Helsel
                                      President/Chief Executive Officer


March 10, 1997

                             CARDINAL BANCORP, INC.

                     PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD ON APRIL 8, 1997

                                    GENERAL



INTRODUCTION, DATE, TIME AND PLACE OF ANNUAL MEETING
-------------------------------------------------------

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of CARDINAL BANCORP, INC. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 8, 1997, at 9:30 a.m., prevailing time, at The Arena Restaurant (adjacent to the Quality Inn), Business Route 220 North at Pennsylvania Turnpike Exit 11, Bedford, Pennsylvania 15522, and at any adjournment or postponement of the Annual Meeting.

     The principal executive office of the Corporation is located at First American National Bank of Pennsylvania (the "Bank"), formerly The First National Bank of Everett, 140 East Main Street, Everett, Pennsylvania 15537. The telephone number for the Corporation is (814) 652-2131. All inquiries should be directed to Merle W. Helsel, President and Chief Executive Officer of the Corporation. The Bank is a wholly owned subsidiary of the Corporation.



SOLICITATION AND VOTING OF PROXIES
------------------------------------


     This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 10, 1997.

     Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class C Director named below and FOR ratification of the selection of S.R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

REVOCABILITY OF PROXY
----------------------

     A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to William B. Zimmerman, Secretary, Cardinal Bancorp, Inc., 140 East Main Street, Everett, Pennsylvania 15537; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.


VOTING SECURITIES, RECORD DATE and QUORUM
-------------------------------------------

    At the close of business on March 3, 1997, the Corporation had outstanding 990,000 shares of common stock, par value $.50 per share, the only authorized class of stock (the "Common Stock").

     Only holders of Common Stock of record at the close of business on March 3, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote. Proposals to be voted upon at the Annual Meeting must receive the affirmative vote of a majority of shares voted at the meeting to be binding upon the Corporation.

     Under Pennsylvania law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Article 3, Section 3.1, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

      Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and therefore do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted from which the required majority is calculated.



       PRINCIPAL  BENEFICIAL  OWNERS OF THE CORPORATION'S  COMMON  STOCK

PRINCIPAL OWNERS
------------------
     As of March 3, 1997, there are no persons who own of record or who are known by the Board of Directors to be the beneficial owner of more that five percent (5%) of the Corporation's outstanding Common Stock.


BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES
----------------------------------------------------------
     The following table sets forth as of March 3, 1997, the amount and percentage of the Common Stock beneficially owned by each officer, each director, each nominee and all officers and directors of the Corporation as a group. The number of shares reported reflects a two for one stock split effected in the form of a 100% stock dividend declared October 16, 1996.



Name of Individual                  Amount and Nature of        Percent of
or Identity of Group           Beneficial Ownership (1) (2)    of Class (14)

Donald W. DeArment (4)                22,400 (6)                   2.24%
Darrell Dodson (5)                    12,900 (7)                   1.29%
Merle W. Helsel (3)                    1,192 (8)                    --
Ray E. Koontz (5)                     13,400 (9)                   1.34%
Clyde R. Morris (4)                   31,000 (10)                  3.11%
Robert E. Ritchey (3)                 23,600 (11)                  2.36%
James C. Vreeland (3)                 12,100 (12)                  1.21%
William B. Zimmerman (4)              13,120 (13)                  1.31%

All Officers and Directors
as a Group (9 persons) (15)          129,973 (16)                 12.43%

_____________________


(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulation of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 3, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

(2)     Information furnished by the Directors, Officers and the Corporation.

(3)     Class A Director whose term expires in 1998.

(4)     Class B Director whose term expires in 1999.

(5) A Nominee for Class C Director whose term expires in 2000 and a current Class C Director whose term expires in 1997.

(6) Includes 4,000 shares of Common Stock held individually by Mr. DeArment; 10,400 shares of Common Stock held individually by his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. DeArment and to the total outstanding shares assuming all outstanding options held by Mr. DeArment were exercised.

(7) Includes 4,900 shares of Common Stock held individually by Mr. Dodson; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. Dodson and to the total outstanding shares assuming all outstanding options held by Mr. Dodson were exercised.

(8) Includes 900 shares of Common Stock held jointly by Mr. Helsel with his spouse and 292 shares (rounded to the nearest share) beneficially owned individually by Mr. Helsel under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.

(9) Includes 5,200 shares of Common Stock held individually by Mr. Koontz; 200 shares of Common Stock held jointly with his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. Koontz and to the total outstanding shares assuming all outstanding options held by Mr. Koontz were exercised.

(10) Includes 200 shares of Common Stock held individually be Mr. Morris; 22,800 shares of Common Stock held as tenant in common with his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. Morris and to the total outstanding shares assuming all outstanding options held by Mr.Morris were exercised.

(11) Includes 1,000 shares of Common Stock held individually by Mr. Ritchey 14,600 held individually by his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. Ritchey and to the total outstanding shares assuming all outstanding options held by Mr. Ritchey were exercised.

(12) Includes 4,000 shares of Common Stock held individually by Mr. Vreeland; 100 shares of Common Stock held individually by his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. Vreeland and to the total outstanding shares assuming all outstanding options held by Mr. Vreeland were exercised.

(13) Includes 4,100 shares of Common Stock held individually by Mr. Zimmerman; 320 shares of Common Stock held individually by his spouse; 200 shares of Common Stock held by Zimmerman's Hardware & Supply Company, Inc.; 500 shares of Common Stock held by Zimmerman's American Hardware; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable. In calculating the tabulated percent of class, the additional 8,000 shares were added to the shares of Common Stock currently held by Mr. Zimmerman and to the total outstanding shares assuming all outstanding options held by Mr. Zimmerman were exercised.

(14)     Less than one percent unless otherwise indicated.

(15) Ted J. Chwatek is a senior officer of the Corporation, but he is not a member of the Board of Directors. Mr. Chwatek beneficially owns individually 261 shares (rounded to the nearest share) of Common Stock under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.

(16) The percent of class assumes all outstanding options issued to the directors and officers have been exercised and, therefore, on a pro forma basis, 1,046,000 shares of Common Stock would be outstanding.


                          ELECTION OF DIRECTORS


     In accordance with the By-laws of the Corporation and actions of the Board of Directors, at the 1997 Annual Meeting, two (2) Class C Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. The By-laws provide for a classified Board of Directors with staggered three-year terms of office.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the two nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation, for any reason, may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

     There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the directors in the class to be elected.


                          INFORMATION AS TO NOMINEES AND DIRECTORS


     The following table contains certain information with respect to nominees for Class C Director whose term expires in 2000 and current Class C Directors whose term expires in 1997 and the Class A Directors and Class B Directors whose terms expire in 1998 and 1999, respectively:



            Age as of            Principal Occupation for        Director Since
             March 3,          Past Five Years and Position      Corporation/
Name           1997            Held with Corporation and Bank    Bank


              NOMINEES FOR CLASS C DIRECTOR WHOSE TERMS EXPIRE IN 2000
                                       AND
                           CURRENT CLASS C DIRECTORS
                           WHOSE TERM EXPIRES IN 1997


Darrell Dodson      57     Retired, formerly Partner of Dodson       1990/1990
(2,3,4)                    Brothers Sawmill

Ray E. Koontz       64     Assistant Secretary of the Corporation    1987/1977
(2,3,4,5)                  and the Bank - Retired, formerly
                           President/CEO of the Corporation and
                           the Bank (1977-1993)

                            CLASS A DIRECTORS
                        WHOSE TERM EXPIRES IN 1998


Merle W. Helsel     44     President and Chief Executive Officer of   1996/1996
(1,2,3,5,6,7)              the Corporation and the Bank; formerly
                           Vice President of the Corporation and/or
                           the Bank (1988-1996)

Robert E. Ritchey   58     Treasurer, Curry Supply Company,           1987/1987
(3,5)                      Inc.

James C. Vreeland   57     Administrator and Chief Executive          1987/1984
(3,7)                      Officer of Memorial Hospital of
                           Bedford County


                             CLASS B DIRECTORS
                         WHOSE TERM EXPIRES IN 1999


Donald W. DeArment  62   President and Chief Executive Officer         1987/1985
(1,2,3,5,6)              of both DeArment Insurance Associates,
                         Inc. and Friends Cove Mutual Insurance
                         Company - Vice Chairman of the
                         Corporation and the Bank


Clyde R. Morris*     68  President of Morris International,            1987/1978
                         Inc. and Chairman of the Board
                         of the Corporation and the Bank


William B. Zimmerman 60  President and Chief Executive Officer         1987/1986
(1,2,3,4,5,7)            Zimmerman Hardware and Supply Co.,
                         Inc. - Secretary of the Corporation
                         and the Bank

*     Mr. Clyde R. Morris is an ex-officio member of all committees of the Bank.

-----------------------


(1) Member of the Executive Committee of the Bank. This committee meets on an as-needed basis between meetings of the Board to decide any issues and solve any problems that require attention. Mr. Morris is chairman of this committee. The committee did not meet in 1996.

(2) Member of the Directors Loan Committee of the Bank. This committee meets on an as-needed basis between meetings of the Board to approve new loans, renewals, lines of credit and letters of credit of customers whose aggregate debt exceeds $200,000 and the renewal of all classified loans regardless of amount. Mr. Koontz is chairman of this committee. This committee met thirty-three (33) times in 1996.

(3) Member of the Asset/Liability Committee of the Bank. This committee meets monthly as an adjunct to the Board of Directors meeting to evaluate the Bank's balance of assets to liabilities and to evaluate the Bank's interest rate sensitivity, interest rate spread and ratios of performing assets. All directors plus Mr. Chwatek, who is not a director, make up this committee. Mr. Helsel is chairman of this committee. This committee met twelve (12) times in 1996.

(4) Member of the Audit Committee of the Bank. This committee insures the review of significant audit and accounting principles, policies and procedures, reviews the performance of internal audit procedures, and reviews reports of examination from regulatory authorities. The committee also recommends to the Board of Directors the engagement of an independent certified public account. Mr. Dodson is chairman of this committee. This committee met four (4) times in 1996.

(5) Member of the Compliance & Problem Loan Committee of the Bank. This committee evaluates and reviews the activities of the Bank for compliance with laws, rules and regulations. In addition, it reviews the action plans for all classified or problem loans to insure that actions taken are consistent with sound lending practices. In addition to the directors who serve on the committee, Mr. Chwatek and two bank officers also serve on this committee, with Mr. Chwatek chairing the committee. The committee met four (4) times in 1996.

(6) Member of the Investment Review Committee of the Bank. This committee evaluates and reviews investment strategies utilized in purchasing and selling investment securities and approves investment transactions. Mr. Morris is chairman of the committee. The committee met four (4) times in 1996.

(7) Member of the Human Resources Committee of the Bank. This committee reviews major changes and proposals relating to the personnel and human relations function of the Bank. Mr. Zimmerman is the chairman of this committee. In addition to the directors who serve on the committee, Mr. Chwatek also serves on this committee. The committee did not meet in 1996.

     The aforementioned committees are committees of the Bank and not of the Corporation.


     During 1996, the Bank's Board of Directors held twelve (12) meetings. During 1996, the Board of Directors of the Corporation held ten (10) meetings.

     Each of the Directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Corporation's and Bank's Board of Directors and of the committees of which he is a member.

     The Audit Committee, composed of Chairman Dodson, Mr. Koontz, Mr. Morris and Mr. Zimmerman, represents both the Bank and the Corporation to insure compliance with significant accounting principles and auditing policies and procedures, to review the performance of internal audit procedures and to address reports of examination from regulatory authorities. The committee also recommends to the Board of Directors the engagement of an independent certified public accountant. As reported under the section delineating Bank committees, the Audit Committee met four (4) times during 1996. The Corporation does not have a compensation or a nominating committee, but sits as a total body to consider matters of compensation and nominations.

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's By-laws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors.

          BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

     The Corporation does not have a compensation committee, but the Board of Directors sits as a total body to consider matters of compensation. Although Mr. Helsel is an executive officer and member of the Board of Directors, he does not participate in setting the level of compensation he receives.

                        EXECUTIVE  COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Corporation and the Bank for the fiscal years ended December 31, 1996, 1995 and 1994 paid to the Corporation's Chief Executive Officer and the former Chief Executive Officer. No other executive officers of the Corporation or the Bank had total annual salary and bonus exceeding $100,000.

                                 Summary Compensation Table
                                 ---------------------------

              Annual Compensation
              -------------------


          (a)           (b)     (c)        (d)        (e)
                                                      Other
                                                      Annual
Name and Principal              Salary(1)  Bonus      Compensation
Position                Year    ($)        ($)        ($)

Merle W. Helsel         1996    $ 58,923   $21,600    --
President/CEO
                        1995    $ 55,935   $20,000    --

                        1994    $ 52,946   $10,000    --

James B. Bexley         1996    $135,011   $36,000    --
President/CEO
                        1995    $135,198   $40,000    --

                        1994    $130,130   $20,000    --
--------------------------------

              Long-Term Compensation
              -----------------------
              Awards          Payouts



         (a)              (f)          (g)           (h)       (i)
                          Restricted   Securities
                          Stock        Underlying    LTIP      All Other
Name and Principal        Awards       Options/SARs  Payouts   Compensation
Position                  ($)          (#)           ($)       ($)
Merle W. Helsel           --          --            --        $     834 (2)
President/CEO
                          --          --            --        $     434 (2)

                          --          --            --        --

James B. Bexley           --          6,000 (5)     --        $ 280,321 (3)

                          --          6,000 (5)     --        $   2,500 (4)

                          --          6,000 (5)     --        --


------------------------------------

(1) Includes fees received and fees deferred for attendance at Board of Directors' meetings.
(2) Reflects contribution to defined contribution plan.
(3) Includes bonus of $1,667 earned as member of Board of Directors and amounts received pursuant to an Agreement entered into in conjunction with Mr. Bexley's retirement on December 9, 1996. Pursuant to the terms of the Agreement, the Corporation and the Bank agreed to pay Mr. Bexley $278,654, with applicable taxes withheld. The total expense of such payments was accrued in 1996.
(4) Includes bonus of $1,750 earned as member of Board of Directors and contribution of $750 to defined contribution plan.
(5) Reflects adjustment for two for one stock split effected in the form of a 100% stock dividend declared October 16, 1996.


                          Option/SAR Grants in Last Fiscal Year
                          -------------------------------------



           Individual Grants
----------------------------------------------------------------


          (a)            (b)                (c)               (d)

                        Number              % of Total
                        of Securities       Options/
                        Underlying          SARs
                        Options/            Granted to
                        SARs                Employees          Exercise or
                        Granted             in Fiscal          Base Price
Name                    (#)                 Year               ($/Sh)
--------------------------------------------------------------------------

James B. Bexley         4,000 (1)           66.7%               $16.81
President/CEO           2,000 (1)           33.3%               $17.095



                                  Potential Realizable Value
                                  at Assumed Annual Rates       Alternative to
                                  of Stock Price Appreciation   (f) and (g):
                                  for Option Term               Grant Date Value

------------------------------------------------------------------------------


                        (e)             (f)               (g)        (h)
                                                                     Grant Date
                         Expiration                                  Present
                         Date           5% ($)          10% ($)      Value ($)
------------------------------------------------------------------------------
James B. Bexley          2/14/06        $42,280 (2)     $107,160 (2)   --
President/CEO            4/10/06        $21,510 (3)     $ 54,490 (3)   --

------------------------

(1) Option is exercisable at any time prior to the expiration date shown above. Reflects adjustment for two for one stock split effected in the form of a 100% stock dividend declared October 16, 1996.
(2) The assumed annual rate of appreciation of 5% and 10% would result in a priceof the Corporation's stock increasing to $27.38 per share and $43.60 per share.
(3) The assumed annual rate of appreciation of 5% and 10% would result in a price of the Corporation's stock increasing to $27.85 per share and $44.34 per share.




Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
-----------------------------------------------------------------------------

         (a)           (b)               (c)


                       Shares Acquired   Value Realized
Name                   on Exercise (#)   ($)
-------------------------------------------------------

Jamess B. Bexley        --               --
President/CEO


                        (d)                      (e)

                        Number of Securities
                        Underlying Unexercised    Value of Unexercised
                        Options/SARs at FY-End    In-the-Money Options/
                        (#)                       SARs at FY-End ($)
                        Exercisable/              Exercisable/
Name                    Unexercisable             Unexercisable
------------------------------------------------------------------------

James B. Bexley         24,000/0                  $104,840/0
President/CEO


RETIREMENT PLANS
-----------------

     The Corporation does not have a retirement or pension plan. The Bank, however, maintains a non-contributory retirement plan (the "Plan"). An employee does not contribute to the Plan. An employee is fully vested after five years of service. There is no partial vesting. Normal retirement is at sixty-five
(65) years of age. The normal retirement benefit is based upon the average of an employee's last five years of salary on a monthly basis. The following pension table sets out the estimated annual benefits:


                         ESTIMATED ANNUAL BENEFITS


Average Base Salary
Last 5 Years           10         20          25        30          35
------------------------------------------------------------------------------

$ 40,000               $ 5,670    $11,340    $14,175     $17,010    $19,845
  60,000                 8,670     17,340     21,675      26,010     30,345
  80,000                11,670     23,340     29,175      35,010     40,845
 100,000                14,670     29,340     36,675      44,010     51,345
 120,000                17,670     35,340     44,175      53,010     61,845
 150,000                22,170     44,340     55,425      66,510     77,595
 180,000                26,670     53,340     66,675      80,010     93,345


     Compensation covered by the Plan in computing the normal retirement benefit is the basic monthly compensation paid to a participant, excluding any amounts paid as bonus, commission, overtime compensation, contributions to any benefit plan or any other supplemental compensation. Covered compensation is represented in column (c) "Salary" in the Summary Compensation Table set forth above but is limited to amounts received as an employee of the Bank. Mr. Bexley had three years of credited service and four years of vested service upon retirement and, therefore, benefits under the Plan were not vested at his retirement. Mr. Helsel currently has 11.5 years of credited service.

     The formula to compute a normal retirement benefit is as follows (based upon a hypothetical employee with twenty years of service and an average monthly salary of $2,000):

     $     5.50     (1% of first $550 of average monthly salary)
          21.75     (1 1/2% of average monthly salary over $550)
     ----------
     $    27.25     (Total)
     x       20     (Times number of years of service)
     ----------
     $   545.00     (Total monthly retirement benefit)
     ----------

     The Plan has an early retirement feature at 55 years of age which provides for a deduction of 1/2% off the normal retirement benefit for each month's difference between early retirement and the age of 65. For example, using the above computation for an employee with 20 years of service and a $2,000 average monthly salary who decides to retire at the age of 60, there are 60 months between the ages of 60 and 65. 60 months multiplied by 1/2% per month yields 30%. Therefore, such an employee would receive 70% of his normal retirement benefit or $381.50 ($545.00 x 70%).

     During 1996, the Bank was not required to and did not contribute to the Plan. During 1996, there were ninety-seven (97) participants in the Plan.

SUPPLEMENTAL RETIREMENT PLAN
----------------------------

     The Bank has a non-qualified supplemental retirement plan for the benefit of Mr. Ray E. Koontz, who retired as President and Chief Executive Officer of the Corporation and the Bank in April of 1993. In addition to Mr. Koontz's normal retirement benefits, on May 1, 1993 the Bank began paying Mr. Koontz the sum of One Thousand Dollars per month and will pay that amount for a total period of 120 consecutive months. In the event of the death of Mr. Koontz prior to completion of the payments under the plan, the remaining monthly payments willbe made to the beneficiary named by Mr. Koontz. Total benefits payable to Mr. Koontz or his beneficiary under the plan are $120,000.

COMPENSATION OF DIRECTORS
---------------------------

     Directors are paid Five Hundred Dollars ($500) per month for attending all meetings of the Board of Directors of the Bank. Directors do not receive remuneration for attendance at committee meetings. If a director misses no more than two (2) meetings in a year, the director's total aggregate cash compensation is $6,000. During 1996, the Bank also offered directors the right to defer receipt of fees earned as a director under Deferred Income Agreements which provide benefits based upon the structure of fees paid directors who elect not to defer receipt of fees. Additionally, in 1996 each director earned a bonus in the amount of $1,667 based upon the performance of the Bank, which amount was also subject to a deferral election. In the aggregate, expense of directors' fees accrued, paid or deferred for 1996 totalled $57,279 for all Board of Directors' meetings and committee meetings attended.

      In addition to amounts earned by directors discussed above, a non-qualified, ten-year stock option of Two Thousand (2,000) shares of Cardinal Bancorp, Inc. Common Stock (after adjustment for a two for one stock split effected in the form of a 100% stock dividend declared October 16, 1996) was granted to each director in each year 1993 through 1996. Such options are exercisable at any time during a ten year period commencing on the grant date at an exercise price equal to the market value of the Common Stock on the grant date. Each of the current directors with the exception of Mr. Helsel, have received option grants totalling 8,000 shares. Directors received no remuneration for attendance at Board of Directors meetings of the Corporation.

AGREEMENTS WITH JAMES B. BEXLEY
---------------------------------

     The Corporation and the Bank entered into a three-year employment agreement with James B. Bexley, the Corporation's and the Bank's former President and Chief Executive Officer, which began February 15, 1993, and would have ended February 14, 1996. The Corporation and the Bank replaced the former agreement with a new agreement (the "Agreement") on November 15, 1994, which extended to February 14, 1999. Under the terms of the Agreement, Mr. Bexley was to serve as President and Chief Executive Officer of the Corporation and the Bank and was also a member of the Corporation's and the Bank's Board of Directors.

     The Agreement specified Mr. Bexley's position and duties, compensation, benefits, indemnification, and termination. The Agreement also contained a non-competition and a confidentiality provision which inured to the benefit of the Corporation and the Bank and a "Change of Control" provision which entitled Mr. Bexley to certain payments and benefits if a change of control, as defined in the Agreement, occurred. This provision provided, among other things, that when "any person" , as defined therein, obtained the beneficial ownership of at least 50% of the Corporation's Common Stock, Mr. Bexley may have terminated his employment for "Good Reason". In that event, Mr. Bexley would be entitled to his full annual direct salary from the date of termination through the last day of the Agreement (not to exceed three years) or an amount equal to his then current annual direct salary for a 12 month period, whichever was greater.

     The Agreement also contained a provision allowing the Corporation and the Bank to terminate Mr. Bexley's employment for "Cause." Additionally, the Agreement provided that if Mr. Bexley's employment was terminated by the Corporation or the Bank other than for "Cause" as defined therein, Mr. Bexley was entitled to his full annual direct salary from the date of termination through the last day of the Agreement (not to exceed three years) or an amount equal to his then current annual direct salary for a 12 month period, whichever was greater. On December 19, 1995, the Board of Directors set an annual salary during 1996 for Mr. Bexley of $135,000 effective February 15, 1996. Mr. Bexley also received customary employee benefits, including life, disability and health insurance.

     On December 9, 1996, Cardinal Bancorp, Inc. and its subsidiary, First American National Bank of Pennsylvania and James B. Bexley entered into an Agreement, the effect of which was to provide the terms of Mr. Bexley's retirement from the Corporation and the Bank as President and Chief Executive Officer as well as Mr. Bexley's resignation from the Board of Directors of each of the Corporation and the Bank. Pursuant to the terms of the Agreement, the Corporation and the Bank agreed to pay Mr. Bexley $278,654.14, with applicable taxes withheld, in two separate payments. The first payment of $135,000.00, less applicable deductions, was paid in December, 1996; the second payment of $143,654.14, less applicable deductions, was paid in January, 1997. In addition to the cash amounts paid to Mr. Bexley, the Corporation agreed to provide certain health and life insurance benefits to Mr. Bexley through February 14, 1999. The present value of the cost of such benefits at the time the Agreement was entered into was $14,524.75.

     During his employment, Mr. Bexley had been granted ten year non-qualified incentive stock options totalling 16,000 shares (adjusted for the stock split discussed above) of the Corporation's Common Stock. Additionally, as a member of the Corporation's and the Bank's Board of Directors, Mr. Bexley had been granted additional ten year non-qualified incentive stock options of 8,000 shares of the Corporation's Common Stock.


                               CERTAIN  TRANSACTIONS

     There have been no material transactions between the Corporation and the Bank nor any material transactions proposed with any director or executive officer of the Corporation and the Bank or any associate of the foregoing persons. The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

     Total loans outstanding from the Corporation and the Bank at December 31, 1996, to the Corporation's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $507,796 or approximately 3.34% of the total equity capital of the Corporation. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1996 to such group was $809,673. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1996, to the above described group was $572,046.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and
            -----------
directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission (SEC).
Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required from those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them with the exception of one (1) report covering one (1) transaction filed late by each of the following individuals who were directors of the Corporation during 1996: Mr. James B. Bexley; Mr. Donald W. DeArment; Mr. Darrell Dodson; Mr. Ray E. Koontz; Mr. Clyde R. Morris; Mr. Robert E. Ritchey; Mr. James C. Vreeland; and Mr. William B. Zimmerman. Each of the individuals are directors of the Corporation with the exception of Mr. Bexley, who resigned from the Board of Directors in December of 1996.

                      PRINCIPAL OFFICERS OF THE CORPORATION

     The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors of the Corporation and each of whom holds office at the discretion of the Board of Directors, as of March 3, 1997. The number of shares reported reflects a two for one stock split effected in the form of a 100% stock dividend declared October 16, 1996.


                                      Bank      Number of        Age as of
                            Held      Officer   Shares Bene-     March 3,
Name & Position            Since      Since     ficially Owned   1997
----------------           ------     ------    ---------------  ----------


Clyde R. Morris            1990       (1)      31,000 (2)        68
Chairman of the Board

Donald W. DeArment         1990       (1)      22,400 (3)        62
Vice Chairman of the Board

Merle W. Helsel            1996       1988      1,192 (4)        44
President & Chief
Executive Officer

Ted J. Chwatek             1993       1991        261 (5)        43
Senior Vice President
& Senior Lending Officer

William B. Zimmerman       1993       (1)      13,120 (6)        60
Secretary/Treasurer

---------------------------

(1) Messrs. Morris, DeArment and Zimmerman are not employees of the Corporation or the Bank.

(2) Includes 200 shares of Common Stock held individually by Mr. Morris; 22,800 shares of Common Stock held as tenant in common with his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable.

(3) Includes 4,000 shares of Common Stock held individually by Mr. DeArment; 10,400 shares of Common Stock held individually by his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable.

(4) Includes 900 shares of Common Stock held jointly by Mr. Helsel with his spouse and 292 shares (rounded to the nearest share) beneficially owned individually by Mr. Helsel under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.

(5) The 261 shares (rounded to the nearest share) of Common Stock is beneficially owned individually by Mr. Chwatek under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.

(6) Includes 4,100 shares of Common Stock held individually by Mr. Zimmerman; 320 shares of Common Stock held individually by his spouse; 200 shares of Common Stock held by Zimmerman's Hardware & Supply Company, Inc.; 500 shares of Common Stock held by Zimmerman's American Hardware; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable.


                      PRINCIPAL OFFICERS OF THE BANK

     The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors of the Bank and each of whom holds office at the discretion of the Board of Directors, as of March 3, 1997. The number of shares reported reflects a two for one stock split effected in the form of a 100% stock dividend declared October 16, 1996.


                                    Bank        Number of          Age as of
                           Held     Officer     Shares Bene-       March 1,
Name & Position            since    Since       ficially Owned     1996
-----------------          ------   -------     --------------     ---------


Clyde R. Morris            1990     (1)         31,000 (2)         68
Chairman of the Board

Donald W. DeArment         1990     (1)         22,400 (3)         62
Vice Chairman of the Board

Merle W. Helsel            1996     1988         1,192 (4)         44
President & Chief
Executive Officer

Ted J. Chwatek             1993     1991           261 (5)         43
Senior Vice President
& Senior Lending Officer

William B. Zimmerman       1993      (1)        13,120 (6)         60
Secretary/Treasurer

-------------------------------

(1) Messrs. Morris, DeArment and Zimmerman are not employees of the Corporation or the Bank.

(2) Includes 200 shares of Common Stock held individually by Mr. Morris; 22,800 shares of Common Stock held as tenant in common with his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable.

(3) Includes 4,000 shares of Common Stock held individually by Mr. DeArment; 10,400 shares of Common Stock held individually by his spouse; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable.

(4) Includes 900 shares of Common Stock held jointly by Mr. Helsel with his spouse and 292 shares (rounded to the nearest share) beneficially owned individually by Mr. Helsel under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.

(5) The 261 shares (rounded to the nearest share) of Common Stock is beneficially owned individually by Mr. Chwatek under the Cardinal Bancorp, Inc. Employee Stock Ownership Plan.

(6) Includes 4,100 shares of Common Stock held individually by Mr. Zimmerman; 320 shares of Common Stock held individually by his spouse; 200 shares of Common Stock held by Zimmerman's Hardware & Supply Company, Inc.; 500 shares of Common Stock held by Zimmerman's American Hardware; and unexercised Stock Options for 8,000 shares of Common Stock which are currently exercisable.

                            LEGAL  PROCEEDINGS


     In the opinion of the management of the Corporation and the Bank, there are no proceedings pending to which the Corporation or the Bank is a party or to which their property is subject, which, if determined adversely to the Corporation or the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities.


                      RATIFICATION  OF INDEPENDENT AUDITORS


     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of S.R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania as the Corporation's independent auditors for its 1997 fiscal year. The Corporation has been advised by S.R. Snodgrass, A.C. that none of its members has any financial interest in the Corporation. Ratification of S.R. Snodgrass, A.C., will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. S.R. Snodgrass, A.C. served as the Corporation's independent auditors for the 1996 fiscal year, assisted the Corporation and the Bank with preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary billing rates. These non-audit services were approved by the Corporation's and the Bank's Boards of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Boards of Directors that there was no effect on the independence of the auditors.

     In the event the shareholders do not ratify the selection of S.R. Snodgrass A.C. as the Corporation's independent auditors for the 1997 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1997 fiscal year. S.R. Snodgrass, A.C., is not expected to be represented at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of S.R. Snodgrass, A.C. as the independent
---
auditors for the Corporation for the year ending December 31, 1997.

     On March 21, 1995, the Board of Directors of the Corporation approved a resolution, based upon the recommendation of the Audit Committee of the Bank to engage S.R. Snodgrass, A.C., as the Corporation's independent accountant, replacing Ernst & Young, LLP, its prior independent accountant. Ernst & Young, LLP's report on the Corporation's consolidated financial statements for the prior two years contained no adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. Inconnection with the audits of the two most recent fiscal years and subsequent interim period prior to dismissal there were no disagreements which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference in connection with its report to the subject matter of the disagreement. The Corporation acknowledges that disagreements required to be reported in response to the preceding sentence include both those resolved to the former accountant's satisfaction and those not resolved to the former accountant's satisfaction. The Corporation further acknowledges that disagreements contemplated by this rule are those which occurred at the decision -making level; i.e., between personnel of the Corporation responsible for presentation of its financial statements and personnel of the accounting firm responsible for rendering its report. There have been no "reportable events," within the meaning of Item 304 of Regulation S-K.

     On March 25, 1995, the Corporation filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") to notify the Commission of the Corporation's change in accountant. The Corporation provided Ernst & Young, LLP with a copy of the disclosures included in Form 8-K and requested they furnish the Corporation with a letter addressed to the Commission stating whether such firm agreed with the statements made by the Corporation contained in the Form 8-K and, if not, stating the respects in which the firm disagreed. A letter from Ernst & Young, LLP expressing concurrence with the statements made in the Form 8-K in response to Item 304(a) of Regulation S-K was filed as an exhibit to the Form 8-K.


                             ANNUAL  REPORT

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996, is enclosed with this Proxy Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.


                          SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the President of Cardinal Bancorp, Inc. at the Corporation's principal offices in Everett, Pennsylvania, no later than Monday, November 10, 1997.

                            OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote such matters in accordance with their best judgment.

                        ADDITIONAL INFORMATION

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM MERLE W. HELSEL, PRESIDENT, CARDINAL BANCORP, INC., 140 EAST MAIN STREET, EVERETT, PENNSYLVANIA 15537.

                         CARDINAL BANCORP, INC.
                         140 EAST MAIN STREET
                    EVERETT, PENNSYLVANIA  15537-0327


                                PROXY


     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 1997
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Thomas R. Watters and Robert F. Lafferty, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Cardinal Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Arena Restaurant (adjacent to the Quality Inn), Business 220 North at the Pennsylvania Turnpike Exit 11, Bedford, Pennsylvania 15522, on Tuesday, April 8, 1997, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:


1.     ELECTION OF CLASS C DIRECTORS TO SERVE FOR A THREE-YEAR  TERM


       Darrell Dodson,  Ray E. Koontz


       [  ]     FOR all nominees            [  ]     WITHHOLD AUTHORITY
                listed above (except as              to vote for all nominees
                marked to the contrary               listed above
                below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


______________________________________________________________________________



2. PROPOSAL TO RATIFY THE SELECTION OF S.R. SNODGRASS, A.C., CERTIFIED PUBLIC ACCOUNTANTS, OF WEXFORD, PENNSYLVANIA, AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1997.

     [  ]     FOR     [  ]     AGAINST     [  ]     ABSTAIN

     The Board of Directors recommends a vote FOR this proposal.


______________________________________________________________________________


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.



Number of Shares Held of
Record on  March 3, 1997: _____________



_______________________________________________________



_______________________________________________________
                                 Signature(s)


                            Dated: __________________________________,  1997



     THIS PROXY MUST BE DATED,  SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY
TO THE CORPORATION IN THE ENCLOSED ENVELOPE.   WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER
                                          --------------------------------------
SIGN.
-----